EXHIBIT (d)(2)

                     AMENDMENT TO THE INVESTMENT MANAGEMENT
               AGREEMENT FOR TIAA-CREF INSTITUTIONAL MUTUAL FUNDS

           AMENDMENT, dated as of September 3, 2002, to the Investment Management Agreement dated June 1, 1999 (the "Agreement"), by and between TIAA-CREF Institutional Mutual Funds (the "Fund") and Teachers Advisors, Inc. ("Advisors").

           WHEREAS, the Fund currently consists of seven series, currently known as the International Equity Fund, Growth Equity Fund, Growth and Income Fund, Equity Index Fund, Social Choice Equity Fund and Money Market Fund;

           WHEREAS, the Fund has established 16 additional series as of the date hereof, which shall be known as the Large-Cap Value Fund, Mid-Cap Growth Fund, Mid-Cap Value Fund, Small-Cap Equity Fund, International Equity Index Fund, Large-Cap Value Index Fund, Large- Cap Growth Index Fund, Mid-Cap Value Index Fund, Mid-Cap Growth Index Fund, Mid-Cap Blend Index Fund, Small-Cap Value Index Fund, Small-Cap Growth Index Fund, Small-Cap Blend Index Fund, S&P 500 Index Fund, Real Estate Securities Fund and the Inflation-Linked Bond Fund;

           WHEREAS, Advisors is willing to provide investment management services to the Fund and the Funds, including the 16 additional series, in accordance with the terms and conditions of the Agreement; and

           WHEREAS, Advisors is willing to decrease the fees it receives for investment management services to the currently existing Funds;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Fund and Advisors hereby agree as follows:

           1. Section 4(a) of the Agreement shall be amended to read as follows:

           For the services rendered, the facilities furnished and expenses assumed by Advisors, the Fund shall pay to Advisors at the end of each calendar month a fee calculated as a percentage of the average value of the net assets each day for each Fund during that month at the following annual rates:

           Institutional Bond Fund.........................................0.08%

           Institutional Equity Index Fund.................................0.04%

           Institutional Growth and Income Fund............................0.08%

           Institutional Growth Equity Fund................................0.08%


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           Institutional International Equity Fund.........................0.09%

           Institutional Money Market Fund.................................0.04%

           Institutional Social Choice Equity Fund.........................0.04%

           Institutional Large-Cap Value Fund..............................0.08%

           Institutional Mid-Cap Value Fund................................0.08%

           Institutional Mid-Cap Growth Fund...............................0.08%

           Institutional Small-Cap Equity Fund.............................0.08%

           Institutional International Equity Index Fund...................0.04%

           Institutional Large-Cap Value Index Fund........................0.04%

           Institutional Large-Cap Growth Index Fund.......................0.04%

           Institutional Mid-Cap Value Index Fund..........................0.04%

           Institutional Mid-Cap Growth Index Fund.........................0.04%

           Institutional Mid-Cap Blend Index Fund..........................0.04%

           Institutional Small-Cap Value Index Fund........................0.04%

           Institutional Small-Cap Growth Index Fund.......................0.04%

           Institutional Small-Cap Blend Index Fund........................0.04%

           Institutional S&P 500 Index Fund................................0.04%

           Institutional Real Estate Securities Fund.......................0.09%

           Institutional Inflation-Linked Bond Fund........................0.09%

           2. Section 14 of the Agreement shall be amended to provide that all notices or other communications provided for under the Agreement delivered to the Fund shall be to the attention of the President of the Fund.


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            IN WITNESS WHEREOF, the Fund and Advisors have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.

TIAA-CREF INSTITUTIONAL
MUTUAL FUNDS

By: /s/ MARTIN E. GALT, III       Attest: /s/ ILANA R. MARCUS
    -----------------------               -------------------------------------

Title: PRESIDENT                  Title: SENIOR COUNSEL AND ASSISTANT SECRETARY
       --------------------              --------------------------------------



TEACHERS ADVISORS, INC.

By: /s/ SCOTT C. EVANS            Attest: /s/ ILANA R. MARCUS
   ------------------------               -------------------------------------

Title: EXECUTIVE VICE PRESIDENT   Title: SENIOR COUNSEL AND ASSISTANT SECRETARY
      -------------------------          --------------------------------------


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